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                                                                  EXHIBIT 4.4(c)

                         HOLDINGS ASSUMPTION AGREEMENT


                                         May 11, 1999


Reference is hereby made to the Exchange and Registration Rights Agreement, dated May 11, 1999 (the "Agreement"), between Healthtrust, Inc.--The Hospital Company ("Healthtrust") and the Initial Purchasers named therein and the LifePoint Assumption Agreement, dated May 11, 1999, between Healthtrust and LifePoint Hospitals, Inc. ("LifePoint").

LifePoint Hospitals Holdings, Inc. ("Holdings") hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as the "Company" each and every of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of LifePoint under the Agreement, and upon the Business being validly transferred to Holdings, the assumption by Holdings of the indebtedness evidenced by the Securities and LifePoint and Holdings executing and delivering this Holdings Assumption Agreement, LifePoint shall automatically be fully, unconditionally and irrevocably released of all covenants, agreements, terms, conditions, obligations, appointment, duties, promises and liabilities under the Agreement.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as any other undersigned party or the Representative may reasonably require to effect the purpose of this Holdings Assumption Agreement.

This Holdings Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                       LIFEPOINT HOSPITAL, INC.


                                       By:  /s/  William F. Carpenter III
                                          ---------------------------------
                                            Name:  William F. Carpenter III
                                            Title:  Senior Vice President

                                       LIFEPOINT  HOSPITALS HOLDINGS,
                                        INC.


                                       By:  /s/  Kenneth C. Donahey
                                          ---------------------------------
                                             Name:  Kenneth C. Donahey
                                             Title:  Senior Vice President